Exhibit 99.1

NEWS RELEASE

CONTACTS:	Investors:
Lisa DeFrancesco
(862) 261-7152

Media:
Charlie Mayr
(862) 261-8030

Watson Completes Actavis Acquisition

– Creates 3rd largest global generics company with presence in 60+ markets –

– $8.0+ billion anticipated pro forma combined 2012 revenue –

– Combined management structured to immediately maximize combination value –

PARSIPPANY, N.J. – October 31, 2012 – Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced that it has completed the acquisition of the Actavis Group for EUR 4.25 billion. The combination creates the world’s third largest generic pharmaceutical company, with anticipated pro forma combined 2012 revenues in excess of $8 billion.

Watson funded the transaction through a combination of $1.8 billion in term loan borrowings and the issuance of $3.9 billion in senior unsecured notes. The Company said the transaction is immediately accretive to non-GAAP earnings, before synergies. The Company also noted that the strong cash flows of the combined business are expected to permit rapid pay down of debt.

“Today we unite two powerful, profitable and rapidly growing companies into one exceptional global business. As a result of accelerated integration planning, we will immediately begin to maximize the exceptional financial and commercial value of this combination,” said Paul Bisaro, President and CEO of Watson. “Over the past several months we have defined and communicated internally the Global Generics, R&D and Operations and Shared Services management structures and today begin operations as a combined company. We also begin the immediate execution of our Day 1 through Day 100 integration strategies to support continued growth, while optimizing our global structure and capturing our projected synergies.

I am confident that working together, the 17,000 people of our new company will now be focused on the seamless integration of the company for strong and sustainable growth.”

“With the acquisition complete, we now have the generic assets in place that will power our continued organic growth, and generate strong cash flow to support the rapid pay-down of debt, which will allow us to continue to focus on future investments to enhance all of our businesses, particularly our Global Brands and Biosimilars businesses. Watson plans to host Investor Day 2013 in January to provide a more comprehensive review of the combined business.”

Significant Synergies Expected

Watson continues to expect $300 million in annual cost synergy savings from the Actavis acquisition within three years. These synergies are comprised of SG&A, R&D, corporate, purchasing and raw material supply savings.

Transaction Financing Favors Rapid Deleveraging

The acquisition was funded through a combination of $1.8 billion in term loan borrowings at an average rate of three-month libor plus 150 basis points and the issuance of $3.9 billion in senior unsecured notes. The overall combined cost of debt for the acquisition was approximately 2.9 percent. The combined company is expected to generate strong free cash flow in 2013, which favors rapid deleveraging.

Review of the Benefits of the Acquisition

This acquisition combines two growing, successful and highly profitable companies, and substantially completes Watson’s expansion as a leading global generics company. The combined Company begins operations with a defined global management structure and aggressive integration execution strategies in place to focus on organic growth and rapid achievement of synergies.

Expanded Global Geographic Footprint

The combined company has operations in more than 60 countries, with top 10 positions in more than 33 markets including the U.S., U.K., Canada, Australia, Nordics and Russia. With this global footprint, the combined company has an extensive platform for strong, future organic growth. The strongest growth regions for the new company will be the U.S., Central and Eastern Europe and Russia and in Southeast Asia and Australia. The Company is also the fastest growing generic pharmaceutical company in Western Europe, where growth is outpacing the overall market. The combined company will be geographically diverse, with approximately 40 percent of its revenues coming from outside of the U.S.

Expanded Portfolio and Development Pipeline

The combined Company has an industry leading global product portfolio of over 750 molecules offered in more than 1,700 different combinations and dosage forms. The Company also has expanded its core leadership position in oral solid modified release and transdermal products, as well as semi-solids, liquids and injectables. The U.S. pipeline includes approximately 180 unique ANDAs pending at the FDA, including 47 First-to-Files, of which we believe over 30 are exclusive. Outside of the U.S., the current pipeline includes more than 2,000 marketing authorizations pending approval and, globally, greater than 600 new development projects are underway covering multiple dosage forms.

Expanded Global Supply Chain

The Company has an expansive, diversified global supply chain with various technological capabilities, including the ability to manufacture more than 40 billion dosages worldwide. The combined company has the expertise to develop solid dosage, modified release, patch, gel, liquid, semi-solid and injectable products for all of its global markets.

Conference Call and Webcast Information

Watson plans to discuss the close of the acquisition on its third quarter earnings conference call scheduled for November 1, 2012 at 8:30 a.m. Eastern Time.

The dial-in number to access the call is (877) 251-7980, or from international locations, (706) 643-1573. The Conference ID is 37197625.

A taped replay of the conference call will also be available beginning approximately two hours after the call’s conclusion and will remain available through 12:00 midnight Eastern Time on November 15, 2012. The replay may be accessed by dialing (855) 859-2056 and entering the same Conference ID above. From international locations, the replay may be accessed by dialing (404) 537-3406. To access the webcast, go to Watson’s Investor Relations Web site at http://ir.watson.com.

Additional resources are available at www.multivu.com/mnr/58370-watson-pharmaceuticals-acquires-actavis-group.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. (NYSE: WPI) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. The Company has global and U.S. headquarters in Parsippany, New Jersey, USA, and international headquarters in Zug, Switzerland.

Watson is the world’s third-largest generics manufacturer, with more than 750 products marketed globally through operations in more than 60 countries. Watson’s global branded pharmaceutical business develops and markets products principally in Urology and Women’s Health, and is committed to developing and marketing biosimilars products in Women’s Health, Oncology and other therapeutic categories. In addition, Watson is the fourth-largest U.S. generic pharmaceutical product distributor through its Anda, Inc. business, and also develops and out-licenses generic pharmaceutical products outside of the U.S. through its Medis third-party business.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Forward-Looking Statement

Statements contained in this press release that refer to Watson’s estimated or anticipated future results or other non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing trends and information as of the date of this release. For instance, any statements in this press release concerning prospects related to Watson’s strategic initiatives, product introductions and anticipated financial performance are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Watson’s performance, at times, will differ from its goals and expectations. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the inherent uncertainty associated with financial projections; successful integration of the Actavis acquisition and the ability to recognize the anticipated synergies and benefits of the Actavis acquisition; the difficulty of predicting the timing and outcome of pending or future litigation and government investigations and risks that an adverse outcome in such litigation or investigations could render Watson liable for substantial damages or penalties; risks that resolution of patent infringement litigation through settlement could result in investigations or actions by private parties or government authorities or agencies; the impact of competitive products and pricing; risks related to fluctuations in foreign currency exchange rates; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; market acceptance of and continued demand for Watson’s products; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Watson’s facilities, products and/or businesses; changes in the laws and regulations, including Medicare, Medicaid, and similar laws in foreign countries affecting, among other things, pricing and reimbursement of pharmaceutical products and the settlement of patent litigation; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s Annual Report on Form 10-K for the year ended December 31, 2011 and Watson’s Quarterly Report on Form 10-Q for the period June 30, 2012. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.